BEFORE THE AMERICAN ARBITRATION ASSOCIATION
LOS ANGELES, CALIFORNIA
- -  -  -  -  -  -  -  - - - - - - - - - - - - - - - - - - - - - - - - X  Hansen
Beverage Company and Rodney C. Sacks, as Trustee of the Hansen's Trust,

         Claimants,

         -against-

Gary Hansen, Anthony Kane, Burton S. Rosky, Hansen's Juice Creations, LLC, and The Fresh Juice Company of California, Inc., Respondents. : :
:
:

No. 72 Y 114 01292 98

SETTLEMENT AGREEMENT
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -        X

This Settlement Agreement (the "Settlement Agreement") is entered into effective the ___ day of September, 1999 by and between and among Hansen Beverage Company ("HBC") and Rodney C. Sacks, as sole Trustee (the "Trustee") of the Hansen's Trust (the "Trust"), a Trust created under that certain Agreement of Trust dated as of July 27, 1992, as amended from time to time (together with its amendments, the "Trust Agreement", annexed as Schedule 1 hereto) by, between and among Hansen's Juices, Inc. and HBC as grantors/beneficiaries and Gary Hansen, Anthony Kane and Burton S. Rosky as trustees (collectively, the "Former Trustees") and The Fresh Juice Company of California, Inc., as successor to and/or assignee of Hansen's Juices, Inc. (both hereinafter referred to as "HJI"). WHEREAS, HJI owns, possesses and/or enjoys certain rights, titles and interests, inter alia:
(i) as a grantor and beneficiary under and pursuant to the terms of the Trust Agreement; and (ii) as licensee of the common law and registered trademark "HANSEN'S", alone or in conjunction with other words, and in various forms, variations and composites thereof (hereinafter, collectively, the "Trademarks"), and the service mark, trade name, company name, corporate name and doing business name "HANSEN'S", alone or in conjunction with other words, and in various forms, variations and composites thereof (hereinafter, collectively, the "Trade Names"), in connection with the manufacture, sale and distribution of fresh juice drinks and juices pursuant to that certain Fresh Juices License Agreement, as amended (hereinafter, together with its amendments, the "Fresh Juices Agreement", annexed as Schedule 2 hereto) entered into as of July 27, 1992 between HJI as Licensee and the Former Trustees on behalf of the Trust as Licensor; and WHEREAS, HBC owns, possesses and/or enjoys certain rights, titles and interests, inter alia: (i) as a grantor and beneficiary under and pursuant to the terms of the Trust Agreement; and (ii) as licensee of the Trademarks and Trade Names in connection with the manufacture, sale and distribution of all beverage products (other than the beverage products licensed exclusively to HJI under the Fresh Juices Agreement) and non-beverage products, pursuant to the Carbonated Beverage License Agreement, Other Beverage License Agreement, and Non-Beverage License Agreement, all entered into as of July 27, 1992 between HBC as licensee and the Former Trustees on behalf of the Trust as licensor; and WHEREAS, HJI and Hansen's Juice Creations, LLC ("Juice Creations") entered into a Royalty Agreement dated April 26, 1996 (the "Juices Royalty Agreement", annexed as Schedule 3 hereto), and a letter agreement dated May 14, 1996 (the "Letter Agreement" annexed as Schedule 4 hereto) as amended by their subsequent agreement to an amendment thereof dated May 9, 1997 (the "Juices Royalty Amendment", annexed as Schedule 5 hereto), entered into together with the Agreement of Purchase and Sale of Membership Interests and Amendment of Royalty Agreement (the "Membership Purchase Agreement") dated May 9, 1997 (the Juices Royalty Agreement, as amended by the Letter Agreement and the Juices Royalty Amendment, and all of the terms and conditions of the Membership Purchase Agreement and/or of such other agreement, as purport to govern Juice Creations' right and license in the Trademarks and/or Trade Names, being hereinafter referred to collectively, as the "Fresh Juices Sublicense"); and WHEREAS, according to the terms of the Fresh Juices Sublicense, HJI granted Juice Creations an exclusive license to use the designation "HANSEN'S" as a trademark, trade name and business name in connection with the manufacture, sale and distribution of "fresh juices and fresh juice products" as defined therein; and WHEREAS, Juice Creations further entered into a Royalty Agreement with the Former Trustees dated April 26, 1996 (the "Other Products Royalty Agreement," annexed as Schedule 6 hereto), by the terms of which the Trust, by the Former Trustees, purported to grant Juice Creations an exclusive license to use the designation "HANSEN'S" as a trademark, trade name and business name in connection with the manufacture, sale and distribution of "fresh brewed coffee, coffee flavored drinks, coffee beans and/or ground coffee, food spreads and baked goods" as defined and limited by the terms of that Agreement; and WHEREAS, The Fresh Juice Company of California, Inc. by successorship to and/or assignment from Hansen's Juices, Inc., became the sublicensor to Juice Creations under and pursuant to the terms of the Fresh Juices Sublicense; and WHEREAS, according to the terms of an Assignment of License Agreements dated February, 1999 (the "Sublicense Assignment," annexed as Schedule 7 hereto), Juice Creations assigned to the Fresh Smoothie Company, LLC ("FSC") the Fresh Juices Sublicense, the Other Products Royalty Agreement, and all of Juice Creations' rights and licenses under these agreements; and WHEREAS, the Trustee and HBC, as Claimants, and HJI, as a Respondent, are parties to arbitration (the "Arbitration") pending before the American Arbitration Association ("AAA") in Los Angeles, California, No. 72 Y 114 01292 98 (each of HBC, the Trustee and HJI being hereinafter referred to, individually, as a "Party" and, collectively, as the "Parties" to this Settlement Agreement); and WHEREAS, HJI has submitted and moved for leave to file a Cross-Demand For Declaratory Relief dated August 11, 1999 (the "Cross-Demand") against FSC, Barry Lublin, Juice Creations and Harvey Laderman before the AAA (the "Fresh Juices Dispute"); and WHEREAS, the Parties wish to dismiss, with prejudice, all claims that they have, or could have, asserted against one another in the Arbitration and to avoid the expense, inconvenience and distraction of protracted litigation, without any admission of liability whatsoever by any of them and without the foregoing recitals constituting any evidence or admission as to the validity, force or effect of any of the agreements referred to therein; and WHEREAS, the Parties have agreed to settle this Arbitration between and among them on the terms and conditions set forth below; NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises set forth herein, and for other good and valuable consideration, the validity, sufficiency and receipt of which are hereby acknowledged, IT IS STIPULATED AND AGREED by, between and among the Parties as follows: 1. Required Executions and Submissions. Contemporaneously with the execution of this Settlement Agreement, the Parties shall execute the Releases annexed as Exhibit A to the Settlement Agreement dated September __, 1999 by, between and among HBC, the Trustee of the Trust, FSC, FSC's Managing Partner, Barry Lublin, Juice Creations and Juice Creations' Managing Partner, Harvey Laderman (the "FSC Settlement Agreement"), annexed as Exhibit A hereto and, by their respective counsel, shall submit to the Arbitrator for signature and approval an executed original Stipulated Final Dismissal upon the terms of this Settlement Agreement, the FSC Settlement Agreement and the Releases annexed thereto, in the form annexed as Exhibit B hereto. 2. Consent to FSC Settlement Agreement. Subject to the non-waiver provisions of Section 7.3 below, HJI hereby consents to and approves of the terms and conditions of the FSC Settlement Agreement and agrees to abide by and implement such terms and conditions of the FSC Settlement Agreement to the extent that such terms and conditions affect or concern HJI or any agreement to which HJI is a party, including, without limitation, the Fresh Juices Sublicense, and HJI hereby further consents to and approves of the execution of and entry into the FSC Settlement Agreement by each of the parties thereto, including, without limitation, these parties' adoption of, and compliance with, the definitions, specifications and conditions set forth in the FSC Settlement Agreement with respect to the "Licensed Mark," "Licensed Goods," and "Licensed Uses," and to the supersedence by the FSC Settlement Agreement of the Fresh Juices Sublicense, Other Products Royalty Agreement and other instruments, arrangements and agreements referred to in
Section 2.5 of the FSC Settlement Agreement as being superseded thereby. HJI agrees to execute the covenant not to sue the Releasees in respect of the FSC Settlement Agreement as set forth in the Release annexed as Exhibit A to the FSC Settlement Agreement. 3. Integration. This Settlement Agreement contains the full and complete settlement reached by the Parties with respect to the Arbitration and merges all prior and contemporaneous discussions, writings, promises, undertakings, representations and communications between them respecting the settlement of the Arbitration and the subject matter set forth herein. No modification, rescission or waiver of any of the terms and conditions of this Settlement Agreement shall be binding or effective for any purpose unless expressed in a writing signed by the Parties, and any such modification, rescission or waiver shall be effective only in the specific instance and for the specific purpose given. Binding Effect. This Settlement Agreement shall inure to the benefit of, and shall be binding upon, the undersigned Parties, their parent entities, controlled subsidiaries, affiliates, divisions, and departments, and each of the foregoing entities' principals, officers, directors, employees, representatives and agents, and all those acting under any of the foregoing persons' or entities' control, in concert with any of them or on any of their behalf, and each of their respective heirs, successors, representatives, administrators and assigns. Notices. Any notice, request, information or other document required to be provided hereunder shall be in writing and delivered personally or sent by certified mail or registered mail, postage prepaid, to the following addressees or to such other addressees as may from time to time be designated in writing by the parties: In the case of
Trustee: Rodney C. Sacks
                           Trustee, Hansen's Trust
                           c/o Hansen Beverage Company
                           2380 Railroad Street
                           Suite 101
                           Corona, California 91720
                           Telecopy:  (909) 739-6210

Copy to:                   Benjamin M. Polk, Esq.
                           Whitman Breed Abbott & Morgan LLP
                           200 Park Avenue
                           New York, New York  10166
                           Telecopy:  (212) 351-3131

In the case of
HBC:                       Rodney C. Sacks
                           Hansen Beverage Company
                           2380 Railroad Street
                           Suite 101
                           Corona, California 91720
                           Telecopy:  (909) 739-6210

Copy to:                   Benjamin M. Polk, Esq.
                           Whitman Breed Abbott & Morgan LLP
                           200 Park Avenue
                           New York, New York  10166
                           Telecopy:  (212) 351-3131

In the case of
HJI:                       Jeffrey Heavirland
Fresh Juice Company of
California, Inc.
875 West 8th Street
Azusa, California 91702
Telecopy: (818) 812-6077
Copy to:                   Lawrence J. Hilton, Esq.
O'Melveny & Myers LLP
Suite 1700
610 Newport Center Drive
Newport Beach, California 92660-6429
Telecopy:  (714) 659-6994
Authority. Each of the individual signatories hereto personally represents and warrants that he is a Party or an officer of a Party hereto, that his entry into this Settlement Agreement is authorized in the manner required by applicable law, and that he is empowered and authorized to sign on behalf of the Party on behalf of whom or which he sets forth his signature below. Non-admission; Non-Prejudice. 3.1 It is expressly understood and agreed that this Settlement Agreement and its contents are not and shall not be construed as an admission or denial by any of the Parties as to, or as any evidence of, the truth of any of the allegations or the validity of any of the claims asserted in the Arbitration. The Parties have agreed to compromise and settle the claims asserted in the Arbitration to avoid the expense and inconvenience that would be entailed in continuing this proceeding. 3.2 Nor shall the Parties' entry into this Settlement Agreement, or any of the provisions hereof, be with prejudice to, constitute a waiver of, or be construed as any evidence of, or any admission or denial by any of the Parties or any other person as to, the truth of any of the allegations or the validity of any of the claims that FSC, Juice Creations, Harvey Laderman and Barry Lublin on the one hand, and HJI on the other, may have or claim against one another, including, without limitation, any of the allegations and claims set forth in HJI's Cross-Demand, or any unreleased claim relating to the validity, force or effect of Juice Creations' assignment of its license rights to FSC, the validity, force, effect or termination of the Fresh Juices Sublicense, and/or HJI's claim for indemnification of attorneys' fees set forth in the Cross-Demand.. 3.3 Nor shall HJI's consent and approval of the terms and conditions of the FSC Settlement Agreement and/or of the execution of thereof, as set forth in Section 2 above, be with prejudice to, constitute a waiver of, or be construed as any evidence of, or any admission or denial by any of the Parties as to, the truth of any of the allegations or the validity of any of the claims that FSC, Juice Creations, Harvey Laderman and/or Barry Lublin, on the one hand, or HJI, on the other hand, may have or claim against one another, including, without limitation, any of the allegations and claims set forth in HJI's Cross-Demand, or any other claim relating to the validity, force or effect of Juice Creations' assignment of its license rights to FSC, the validity, force, effect or termination of the Fresh Juices Sublicense, and/or HJI's claim for indemnification of attorneys' fees set forth in the Cross-Demand. Non-Exhaustive. The requirements and restrictions set forth in this Settlement Agreement shall be in addition to, and not in lieu of, any requirements or restrictions prescribed by law. Choice of Law. This Settlement Agreement shall be construed under and governed by the laws of the State of California without giving effect to principles of conflict of law. 4. Final Dismissal, Alternative Dispute Resolution and Remedies. 4.1 Final Dismissal. The Stipulated Final Dismissal shall be submitted to the Arbitrator for signature and approval. 4.2 Alternative Dispute Resolution. The Parties hereby expressly agree that any dispute, controversy or claim arising out of, in connection with, or relating to this Settlement Agreement, or the entry into, breach or termination hereof, shall be settled by binding arbitration conducted by JAMS/Endispute ("JAMS") in accordance with JAMS Comprehensive Arbitration Rules and Procedures (the "Rules"). The arbitration shall be heard by one (1) arbitrator to be selected in accordance with the Rules, within the boundaries of the United States District Court for the Central District of California. Judgment upon any award rendered may be entered in any court having jurisdiction thereof. Within seven (7) calendar days after appointment the arbitrator shall set the hearing date, which shall be within ninety (90) days after the filing date of the demand for arbitration unless a later date is required for good cause shown and shall order a mutual exchange of what he/she determines to be relevant documents, identifications of witnesses and information and the dates thereafter for the taking of up to a maximum of five (5) depositions by each Party to last no more than two (2) days per deponent. The Parties waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose of imposing a penalty from the other in any arbitration or judicial proceeding or other adjudication arising out of or with respect to this Settlement Agreement, or any breach hereof, including any claim that this Settlement Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void. In addition to all other relief that may be granted in the arbitration, including, without limitation, the relief set forth in Section 10.3 below, the arbitrator shall award reasonable attorneys' fees to the prevailing Party or Parties. The arbitrator shall make his or her award no later than seven (7) calendar days after the close of evidence or the submission of final briefs, whichever occurs later. The arbitration award shall be final and binding upon the Parties and the Parties hereto agree that they will accept such decision and award as binding and conclusive and will abide thereby. Service of any notice, process, motion or other document in connection with such arbitration proceeding and arbitration award may be made by personal service or by any means specified in Section 5 hereof. The Parties further acknowledge, consent and agree that to the extent that any dispute, controversy or claim arising out of, in connection with, or relating to this Settlement Agreement refers or relates to, implicates, involves or concerns, in any manner whatsoever, the FSC Settlement Agreement, the Trust Agreement, the Fresh Juices Agreement, the Fresh Juices Sublicense, the Other Products Royalty Agreement or any other instrument, arrangement or agreement by and/or between and/or among HBC, the Trustee, the Former Trustees, FSC, Juice Creations, HJI, Barry Lublin and/or Harvey Laderman that provides for arbitration before the American Arbitration Association, the arbitration provisions of this Section 10 shall govern and control and the entire controversy, claim and dispute shall be conducted by JAMS in accordance with the provisions of this Section 10. To the extent that the provisions of the Trust Agreement, the Fresh Juices Agreement, the Fresh Juices Sublicense, the Other Products Royalty Agreement or any such other instrument, arrangement or agreement are in conflict or inconsistent with this Section 10, they are hereby superseded to the extent necessary to effectuate the intent of the Parties that any dispute, controversy or claim arising out of, in connection with, or relating to this Settlement Agreement be conducted in its entirety by JAMS in accordance with the provisions of this Section 10. 4.3 Remedies. In the event of a breach or threatened breach by any of the Parties of its obligations under this Settlement Agreement, each Party acknowledges that the other Parties may not have an adequate remedy at law and shall be entitled to seek specific performance of this Settlement Agreement and such preliminary, permanent and mandatory equitable and injunctive relief as may be available to restrain any other Party from any actual or threatened violation of the provisions hereof. Accordingly, notwithstanding the Parties' agreement to submit to arbitration set forth in Section 10.2 above, each Party may apply to any court situate in Los Angeles County (the "Court") to obtain any of the foregoing, or other, relief in connection with any dispute, controversy or claim arising out of or relating to this Settlement Agreement in the event that the granting of any such relief is not within the authorization, power or policy of any arbitral authority selected by the Parties, or is not expressly denied by such arbitral authority but nevertheless cannot be obtained from such authority in time to avoid imminent, irreparable harm. The Parties hereby consent to the personal jurisdiction of the Court for the purposes of hearing and deciding such application. The prevailing Party or Parties in any action or proceeding seeking such relief shall be entitled to reimbursement from the other Party or Parties of any costs or expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with such proceeding. Nothing herein shall be construed as prohibiting any Party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.
         WHEREFORE, each Party has caused his or its duly authorized signatory to execute and enter into this Settlement Agreement with effect as of the date first above written.



RODNEY C. SACKS, AS TRUSTEE
OF THE HANSEN'S TRUST
BY:  /s/ Rodney C. Sacks
        RODNEY C. SACKS, Trustee


HANSEN BEVERAGE COMPANY
BY:  /s/ Rodney C. Sacks
RODNEY C. SACKS, as Chief Executive Officer

THE FRESH JUICE COMPANY OF CALIFORNIA, INC.

BY:  /s/ Jeffrey Heavirland
         JEFFREY HEAVIRLAND, as Chief Executive Officer